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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                         39 WEEKS
                                                          ENDED
                                                         4/2/2005                                        YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                           (UNAUDITED)   2004       2003       2002       2001       1999
-----------------------------                           -----------   ----       ----       ----       ----       ----
Fixed Charges
 Interest and amortization of debt issuance
   costs on all indebtedness                             $  40,245  $  40,192  $  41,008  $  43,357  $  39,043  $  15,864
 Add interest element implicit in rentals                    2,652      3,557      3,807      3,040      3,724      1,158
                                                         ---------  ---------  ---------  ---------  ---------  ---------
      Total fixed charges                                $  42,897  $  43,749  $  44,815  $  46,397  $  42,767  $  17,022
(Loss) Income
 (Loss) Income before income taxes                       $ (25,801) $(100,387) $  10,916  $  44,541  $  73,846  $  53,863
 Add fixed charges                                          42,897     43,749     44,815     46,397     42,767     17,022
                                                         ---------  ---------  ---------  ---------  ---------  ---------
 (Loss) Income before fixed charges and income taxes     $  17,096  $ (56,638) $  55,731  $  90,938  $ 116,613  $  70,885
                                                         =========  =========  =========  =========  =========  =========
Ratio of earnings to fixed charges                            0.40      (1.29)      1.24       1.96       2.73       4.16
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